SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 15, 2002

                         TII NETWORK TECHNOLOGIES, INC.
             --------------------- -------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                            (State of Incorporation)


           1-8048                                          66-0328885
------------------------------                 ---------------------------------
    (Commission File No.)                      (IRS Employer Identification No.)



        1385 Akron Street, Copiague, New York             11726
        ----------------------------------------      -------------
        (Address of Principal Executive Offices)       (Zip Code)


                                 (631) 789-5000
                  --------------------------------------------
               (Registrant's telephone number, including area code


                                 Not Applicable
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS
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          The Company has been informed by The Nasdaq National Market that it is not in compliance with Nasdaq's Marketplace Rule 4450(a)(5) because the Company's Common Stock failed to maintain a minimum bid price of $1.00 during the past thirty consecutive trading days. The Company has been granted until May 15, 2002 to regain compliance with the Rule. Compliance will be determined by the Nasdaq Staff, but generally it requires that the bid price of the Company's Common Stock be at least $1.00 for a minimum of ten consecutive trading days. If the Staff determines that the Company is not in compliance by May 15, 2002, the Company has the right to appeal the Staff's decision to a Nasdaq Listing Qualifications Panel. Failure to regain compliance would result in the delisting of the Company's Common Stock from The Nasdaq National Market.

          The Company will also be able to apply to transfer the listing of its Common Stock to The Nasdaq SmallCap Market. If its application is approved, the Company will have until August 13, 2002 to meet the minimum $1.00 bid price requirement, subject to an additional 180 calendar day grace period provided it meets certain conditions. Furthermore, the Company would be eligible to transfer back to The Nasdaq National Market if, by February 10, 2003, the bid price of its Common Stock maintains the $1.00 per share requirement for thirty consecutive trading days and the Company is otherwise in compliance with The Nasdaq National Market's listing requirements.

          As noted in the Company's Quarterly Report on Form 10-Q for the quarter ended December 28, 2001, each of the Company and the holders of the 1,626 outstanding shares of the Company's Series C Preferred Stock have the right to require conversion of the Preferred Stock into Company Common Stock. The Preferred Stock is convertible into shares of the Company's Common Stock at a conversion price equal to the lower of $5.58 or 95% of the average of the closing bid prices of the Company's Common Stock during the ten consecutive trading days immediately preceding the conversion date of the Preferred Stock. Additionally, the holders of the Preferred Stock could require the Company to redeem all or a portion of the Preferred Stock at a price that presently would equal $1,150 per share (an aggregate of $1,869,900) under certain circumstances including, among other things, if the Company fails to maintain its listing on the Nasdaq National Market or obtain listing of its Common Stock on the American Stock Exchange even though the Company's Common Stock is traded on another market.


                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       TII NETWORK TECHNOLOGIES, INC



Date: February 15, 2002                By: /s/ Kenneth A. Paladino,
                                           -----------------------------------
                                           Kenneth A. Paladino,
                                           Vice President-Finance, Treasurer and
                                           Chief Financial Officer




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